                                                                    Exhibit 10.4

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                           SECOND AMENDED AND RESTATED

                           SHARED FACILITIES AGREEMENT

                                 by and between

                        ST. REGIS MOHAWK GAMING AUTHORITY

                                       and

                       MONTICELLO RACEWAY MANAGEMENT, INC.

                          Dated as of December 1, 2005

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ARTICLE 6 MAINTENANCE, OPERATION, AND MANAGEMENT OF COMMON AREAS;

       Section 6.5       Use/Maintenance Easement Area E (Pedestrian Sky Bridge)..10

                                    EXHIBITS

Exhibit A         Track Property
Exhibit B         Casino Property
Exhibit C         Site Plan

                                       ii

                             INDEX OF DEFINED TERMS

Agreement............................1      Insurance Proceeds..................16
Amended and Revised Agreement........1      Insured Casualty....................15
Arbitrator..........................20
Authority.........................1, 3      Landscape Improvements...............4
Authority's Marks...................17      Lot..................................4
Award...............................13
                                            Management Agreement.................4
Casino Property......................1      Manager..............................4
Common Areas.........................2      Marketing Program...................12
Common Utility Facilities............2      MRMI.................................1
Compact..............................2      MRMI's Marks........................18
Condemn..............................2
Condemnation.........................2      Obligation...........................4
Condemnee...........................12      Occupant.............................4
Condemnor...........................12
                                            Parking Areas........................5
Declaration of Covenants.............3      Permitees............................5
Development Agreement................3      Person...............................5
                                            Plans and Specifications.............5
Easement Areas.......................3      Promotion Fund......................12
Enterprise...........................3      Property.............................5
Exclusive Use Area...................3
                                            Restrictions.........................5
Gaming...............................3
Gaming Authority.....................3      Shared Costs........................11
Gaming Enterprise....................3      Shared Facilities Business Board.....5
Gaming Facility...................1, 4      Site Plan............................5
Government Regulations...............4
                                            Track Facility....................1, 5
IGRA.................................4      Track Property.......................1
Improvements.........................4      Tribe................................1

                                      iii

             SECOND AMENDED AND RESTATED SHARED FACILITIES AGREEMENT

THIS SECOND AMENDED AND RESTATED SHARED FACILITIES AGREEMENT (this "AGREEMENT")
has been entered into as of December 1, 2005, by and between the ST. REGIS
MOHAWK GAMING AUTHORITY, having an address c/o the St. Regis Mohawk Reservation,
Community Building, Route 37, Box 8A, Hogansburg, New York 13655 (together with its permitted successors and assigns, the "AUTHORITY") and MONTICELLO RACEWAY
MANAGEMENT, INC., a Delaware Corporation, having an address at Route 17B, P.O.
Box 5013, Monticello, New York 12701-5193 (together with its permitted successors and assigns, "MRMI").

                                    RECITALS

WHEREAS, MRMI is the owner of certain land located in the city of Monticello,
County of Sullivan, State of New York as shown by shading on EXHIBIT A attached hereto and made a part hereof (the "TRACK PROPERTY");

WHEREAS, contemporaneously with the effectiveness of this Agreement, MRMI shall convey land adjacent to the Track Property located in the city of Monticello,
County of Sullivan, State of New York as shown by shading on EXHIBIT B attached hereto and made a part hereof (the "CASINO PROPERTY") to the United States of
America to be held in trust for the benefit of the St. Regis Mohawk Tribe (the
"TRIBE");

WHEREAS, the Tribe has established the Authority, an instrumentality of the
Tribe, to which it has assigned its authority over the development and conduct of Gaming (hereafter defined) on the Casino Property;

WHEREAS, the Tribe and the Authority contemplate entering into a Land Lease, pursuant to which the Tribe shall lease its interest in the Casino Property to the Authority;

WHEREAS, it is intended by the Tribe and the Authority that the Authority shall construct and develop or cause to be constructed and developed on the Casino
Property certain buildings, improvements and fixtures (the "GAMING FACILITY")
for the purposes of operating a Gaming Enterprise (hereafter defined) on the
Casino Property;

WHEREAS, MRMI intends to operate and improve, or cause the operation and improvement of, the existing horse racing track and incidental facilities located upon the Track Property (the "TRACK FACILITY");

WHEREAS, Catskill Development, L.L.C. (predecessor to MRMI) and the Authority entered into an Amended and Revised Shared Facilities Agreement, dated July 31,
1996 (the "AMENDED AND REVISED AGREEMENT"), pursuant to which the parties thereto set forth and clarified its respective rights and obligations in order to ensure that the Gaming Facility and the Track Facility are maintained, repaired and operated in an integrated (but separate and distinct operational facilities), harmonious manner so as to maximize the benefits and usage of both the Gaming Facility and Track Facility;

WHEREAS, the parties hereto desire to amend certain of the terms, provisions and conditions of the Amended and Revised Agreement and restate the terms, provisions and conditions of the Amended and Revised Agreement in their entirety as provided herein and otherwise subject to the terms, provisions and conditions hereof;

WHEREAS, prior to the conveyance of the Casino Property to the United States to be held in trust for the benefit of the Tribe, MRMI as owner of the Track
Property and Casino Property shall record the Declaration of Covenants
(hereinafter defined); and

WHEREAS, the parties intend that if there is any conflict between the terms, conditions and provisions of this Agreement and those of the Declaration of
Covenants, then this Agreement shall govern.

NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10) and the mutual covenants, conditions and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, Authority and MRMI hereby agree as follows:

ARTICLE 1   DEFINITIONS; UNDEFINED TERMS

     Section 1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used herein, but not otherwise defined in this Agreement, shall have the respective meanings ascribed to them in the Management Agreement.

          A. "COMPACT" shall mean the tribal-state compact, and any amendments or modifications thereto, entered into between the Tribe and the State of New
York pursuant to IGRA, or such other Compact as may be substituted therefor.

          B. "COMMON AREAS" shall mean those portions of the Casino Property and
Track Property that are available for the common use, convenience and benefit of the parties hereto including, without limitation, the Easement Areas, the
Parking Areas, Common Utility Facilities, and any walkways, connecting passageways, lobbies, public conveniences or sidewalks incidental thereto, and all other Improvements thereon, all as shown on the Site Plan.

          C. "COMMON UTILITY FACILITIES" shall mean all storm drainage facilities, sanitary sewer systems, gas systems, water systems, fire protection installations, electrical power cables and telephone lines situated on the
Property used for the joint service of the Lots.

          D. "CONDEMNATION" or "CONDEMN" shall mean a taking of property or possession thereof pursuant to the power of eminent domain, or any conveyance in lieu of eminent domain made by a party under the threat of condemnation.

          E. "DECLARATION OF COVENANTS" shall mean that certain Declaration of
Covenants, Conditions and Restrictions, dated as of the date as of which this
Agreement is made, executed by MRMI.

          F. "DEVELOPMENT AGREEMENT" shall mean the Second Amended and Restated
Gaming Facility Development and Construction Agreement, dated as of the date as of which this Agreement is made, among the Authority, the Tribe, and Monticello
Raceway Development Company, L.L.C., as the same may be amended from time to time.

          G. "EASEMENT AREAS" shall mean, collectively, Easement Area A,
Easement Area B, Easement Area C, Easement Area D, Easement Area E (Pedestrian
Sky Bridge), Easement Area F, Easement Area G the Bus Staging Area and Bus
Drop-off Area, all as shown on the Site Plan.

          H. "EXCLUSIVE USE AREA" shall mean those portions of the Property which are or may become for the exclusive use of the Occupant of the Lot on which they are located, as shown on the Site Plan.

          I. "GAMING" shall mean any and all activities defined as Class II or
Class III Gaming under the IGRA or authorized under the Compact.

          J. "GAMING AUTHORITY" or "AUTHORITY" shall mean the St. Regis Mohawk
Gaming Authority.

          K. "GAMING ENTERPRISE" or "ENTERPRISE" shall mean any commercial enterprise of the Authority authorized by IGRA and/or the Compact and operated on the Casino Property, and any other lawful commercial activity related to
Gaming allowed in the Gaming Facility including, but not limited to, automatic teller machines and, subject to any limitations contained in any agreement with a local government or in the Compact, the sale for individual consumption of food, beverages, tobacco, gifts and souvenirs but excluding any franchised or licensed vendors paying a fee to the Gaming Enterprise. It is acknowledged by the parties hereto that "Gaming Enterprise" shall exclude any wagering activities related to the outcome of any racetrack or racing contest conducted off the Casino Property; provided, however, that if a racetrack or racing contest has not been conducted on the racetrack that comprises a portion of the
Non-Casino Facility at any time during a consecutive twenty-four (24) month period or if such racetrack has been abandoned and not reoccupied within seven
(7) days after notice from the Authority to the record owner of the Non-Casino
Facility, the foregoing prohibition against racetrack wagering activities shall
(subject to applicable Legal Requirements (as defined in the Development
Agreement) be of no further force or effect. The Gaming Enterprise includes any building or accommodation used for Gaming on the Casino Property and related on-site retail sales and services on the Casino Property. The Authority shall have the sole proprietary interest in and responsibility for the conduct of all
Gaming conducted by the Gaming Enterprise subject to the rights and responsibilities of the Manager under the Management Agreement.

          L. "GAMING FACILITY" shall mean the buildings, improvements, and fixtures, now or hereafter located on the Casino Property within which the
Gaming Enterprise will be housed.

          M. "GOVERNMENT REGULATIONS" shall mean all present and future governmental laws, statutes, codes, ordinances, rules, regulations, limitations, restrictions, orders, judgments and other governmental requirements applicable to the Property.

          N. "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL
100-497, 25 U.S.C. ss. 2701 ET SEQ. as same may, from time to time, be amended.

          O. "IMPROVEMENTS" shall mean all structures and appurtenances thereto of every type and kind, including, but not limited to, buildings, outbuildings, huts, horse racing tracks, kiosks, garages, tunnels, underground installations, irrigation and drainage devices or systems, fountains, fences, screening walls, retaining walls, gateways, porte cocheres, skybridges (including the skybridge anticipated to be located in Easement Area D shown on the Site Plan), Parking
Areas, Bus Staging Areas, Bus Drop-off Areas, loading areas, poles, stairs, escalators, decks, light standards, signs, benches, walkways and Landscape
Improvements.

          P. "LANDSCAPE IMPROVEMENTS" shall mean any plantings, ground cover, trees and shrubbery now or hereafter existing in Easement Area A and Easement
Area B shown on the Site Plan, all foundation planting areas and the Bus Staging
Area and the Bus Drop-off Area together with any alterations, systems, and equipment installed in order to enable reasonable irrigation, lighting and maintenance of the plantings, ground cover, trees and shrubbery.

          Q. "LOT" shall mean either the Casino Property or the Track Property as the context requires, but shall not include streets or alleys that have been dedicated to and accepted by any governmental agency having jurisdiction in the matter.

          R. "MANAGER" shall mean Monticello Casino Management, L.L.C., or any successor thereto pursuant to the Management Agreement.

          S. "MANAGEMENT AGREEMENT" shall mean the Second Amended and Restated
Gaming Facility Management Agreement, dated as of the date as of which this
Agreement is made, among the Authority, Manager and the Tribe, as the same may be amended from time to time.

          T. "OBLIGATION" shall have the meaning ascribed to it in the
Declaration of Covenants.

          U. "OCCUPANT" shall mean, collectively, the record owner of either Lot and any Person from time to time entitled to the use and occupancy of any portion of the Property under any lease, license or concession agreement, or other similar instrument or arrangement.

          V. "PARKING AREAS" shall mean those portions of the Property set forth in the Site Plan for parking of motor vehicles, including, without limitation, incidental and interior roadways and driveways, walkways, curbs and landscaping within the areas used for such parking, together with all improvements which at any time are erected thereon (as the same may be expanded or diminished).

          W. "PERMITEES" shall mean all Persons which may utilize the Property, including, without limitation, Occupants and their respective employees, agents, contractors, service people, customers and invitees.

          X. "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          Y. "PLANS AND SPECIFICATIONS" shall have the meaning assigned in the
Development Agreement.

          Z. "PROPERTY" shall mean, collectively, the Casino Property and the
Track Property.

          AA. "RESTRICTIONS" shall mean the easements, covenants, conditions, restrictions, liens and charges and other encumbrances, now or hereafter established or imposed by or pursuant to the Declaration of Covenants.

          BB. "SHARED FACILITIES BUSINESS BOARD" shall mean the committee established pursuant to Article 5 hereof.

          CC. "SITE PLAN" shall mean that certain plan for the development of the Property attached hereto and made a part hereof as EXHIBIT C, as the same may be changed from time to time.

          DD. "TRACK FACILITY" shall have the meaning ascribed to it in the
Recitals.

ARTICLE 2   TERM.

The term of this Agreement shall commence on the Commencement Date (as defined in the Management Agreement) and, unless otherwise terminated pursuant to the terms of this Agreement, shall terminate on the original expiration or termination of the Management Agreement.

ARTICLE 3   COVENANTS OF THE AUTHORITY.

     Section 3.1 OPERATING COVENANTS OF THE AUTHORITY. Subject to the provisions of Articles 8 and 10 hereof and to interruptions reasonably incident to the conduct of Gaming on the Casino Property, the Authority shall:

          A. continually operate or cause the Gaming Enterprise to be continually operated on a year-round basis, seven (7) days a week or as otherwise operated pursuant to the terms of the Management Agreement;

          B. operate or cause the Gaming Enterprise to be operated in a first class manner (including, without limitation, the maintenance of sufficient parking facilities);

          C. manage and operate the Gaming Facility under a name to be determined by the Shared Facilities Business Board and under no other name without the prior written approval of MRMI, which approval shall not be unreasonably withheld; and

          D. not use the Casino Property for any other purpose other than the conduct of Gaming and any incidental entertainment, parking, restaurant or retail facilities in connection therewith.

     Section 3.2 CONSTRUCTION COVENANT OF AUTHORITY. The Authority covenants that it shall develop and construct the Gaming Facility and make certain renovations, improvements or alterations to the Common Areas of the Track
Facility free of defects and in a workerlike manner in accordance with the terms and provisions of the Development Agreement. MRMI agrees that it shall look solely to the General Contractor to insure that such work shall be free of defects and shall be performed in a workerlike manner.

ARTICLE 4   OPERATING COVENANTS OF MRMI.

Subject to the provisions of ARTICLES 8 and 10 hereof and provided that Gaming is being continuously conducted on the Casino Property as provided in Article 3 hereof, MRMI shall:

          A. from and after the date the Authority completes the construction contemplated by the provisions of SECTION 3.2 hereof, continually operate the
Track Facility in a first-class manner consistent with operators of similar or comparable racetrack facilities with a reasonable number of racing days per year and for other lawful purposes such as hotel, entertainment, retail, restaurant and other similar uses other than Gaming as conducted on the Casino Property and industrial uses; provided that MRMI may conduct or operate any lottery games permitted under state law (e.g. Quick Draw, Pick 6, video-lottery terminals, etc.) provided the same is incidental to the use of the Track Facility as a racing venue and such uses are housed and operated within the existing improvements; and

          B. manage and operate the Track Facility under the name "Monticello
Racetrack" or any derivative thereof and under no other name without the prior written approval of the Authority, which approval shall not be unreasonably withheld.

Notwithstanding the above, Authority acknowledges that if at any time during the term hereof it is no longer commercially practical to operate the Track Facility as a racing venue, MRMI may use the Track Property for any other lawful purpose such as hotel, entertainment, retail, restaurant and other similar uses other than Gaming as conducted on the Casino Property and industrial uses, provided the same does not materially adversely interfere with the use and operation of the Casino Property or the Common Areas. Except as otherwise mutually agreed,
MRMI agrees that during the Term of this Agreement neither it nor any entities affiliated with or controlled by it nor any major owners (i.e., any person or entity owning more than 10% of it) will establish, own, operate, or manage any other gaming facility in Sullivan County (other than the Monticello Raceway and a tribal gaming facility) without the written consent of the Authority, provided that the Authority's consent to MRMI's establishment, operation, or management of a second tribal gaming facility in Sullivan County (in addition to the tribal gaming facility permitted by the preceding parenthetical) shall not be unreasonably withheld.

ARTICLE 5   SHARED FACILITIES BUSINESS BOARD.

On or prior to the Issuance Date (as defined in the Development Agreement), the
Authority and MRMI shall establish the Shared Facilities Business Board. The
Shared Facilities Business Board shall be a committee consisting of four representatives, representing the Authority, MRMI, and Manager. The Authority shall appoint two members, who shall be the same members appointed by it to the
Management Business Board. Manager shall appoint one member, who shall be one of the same members appointed by it to the Management Business Board. MRMI shall appoint one member, who shall be one of the same members appointed by it to the
Development Business Board. The Shared Facilities Business Board shall have the rights, obligations and powers set forth in this Agreement. Except as otherwise expressly provided in this Agreement, actions of the Shared Facilities Business
Board shall require the affirmative vote of three members of the Shared
Facilities Business Board. The attendance of three members of the Shared
Facilities Business Board at any meeting shall constitute a quorum. The Tribe,
MRMI and Manager may each change its respective representatives to such board at any time, provided this ARTICLE 5 is complied with and notice is given in accordance with SECTION 15.5 hereof. Members of the Shared Facilities Business
Board may designate a proxy to act on behalf of a named representative to act in the absence of such representative to the Shared Facilities Business Board, provided that such designation be in writing by (x) in the case of the
Authority, the chairman of the Authority, (y) in the case of MRMI, its managing director or (z) in the case of the Manager, its managing director, and that notice of such designation be provided pursuant to SECTION 15.5 of this
Agreement. Such proxy shall have the full authority to act, vote or consent on behalf of such representative. Except as otherwise expressly provided in this
Agreement, in order to be effective, any action of the Shared Facilities
Business Board must be the result of agreement by at least three (3) members of the Shared Facilities Business Board or designees. The Shared Facilities
Business Board shall remain active during the entire term of this Agreement. The parties hereby agree to ensure that their respective representatives to the
Shared Facilities Business Board shall cooperate fully and shall try to reach agreement or compromise on all matters before the Shared Facilities Business
Board. In the event such agreement cannot be reached, the appropriate action shall be determined in the manner provided in ARTICLE 12 hereof. The parties shall cooperate in setting meeting schedules for the Shared Facilities Business
Board during the term hereof. Any two or more representatives of the Shared
Facilities Business Board shall have authority to call a special meeting of the
Shared Facilities Business Board on three (3) days' written notice (by facsimile or otherwise) to the other representatives that comprise the Shared Facilities
Business Board on such date.

ARTICLE 6   MAINTENANCE, OPERATION, AND MANAGEMENT OF
COMMON AREAS; ALLOCATION OF COSTS.

     Section 6.1  MAINTENANCE OF COMMON AREAS.

          A. The Authority shall, or shall cause the Manager to keep and maintain the Common Areas on the entire Property including, without limitation, the Landscape Improvements between the Lots in a good and safe state of repair and in a clean and orderly condition in keeping with commercially prudent standards (and the Authority shall have access to the Track Facility for such purpose, pursuant to and otherwise in accordance with this Agreement and the
Declaration of Covenants). Such standards shall include (but shall not be limited to) the following:

          (i)    All hard surfaced portions of the Common Areas shall be swept at intervals sufficient to maintain the same in a clean and safe condition and shall be kept reasonably clear of ice, snow, surface water, and debris before the Gaming Enterprise or the
                 Track Facility shall open for business to the general public and thereafter during such operation.

          (ii)   All sidewalks in the Common Areas shall be swept and washed at intervals sufficient to maintain the same in a clean and safe condition.

          (iii)  All trash and rubbish containers located in the Common Areas for the use of Occupants or Permitees, shall be washed at
                 intervals sufficient to maintain the same in a clean condition.

          (iv)   All landscaping in the Common Areas shall be properly
                 maintained, including removal of dead plants, weeds, and
                 foreign matter and such replanting and replacement as the
                 occasion may require.

          (v)    All hard surfaced markings (including all parking striping) in the Common Areas shall be inspected at regular intervals and promptly repainted as the same shall become unsightly or
                 indistinct from wear and tear or other cause.

          (vi)   All sewer catch basins in the Common Areas shall be cleaned on a schedule sufficient to maintain all sewer lines in a free flowing condition. All mechanical equipment and storm and
                 sanitary sewer facilities shall be regularly inspected and kept in proper working order.

          (vii)  All asphalt paving in the Common Areas shall be inspected at regular intervals and maintained in a first-class condition, which maintenance shall include patching and repair of
                 chuckholes, potholes and cracks as they appear from time to time and shall include repaving if necessary.

          (viii) All Common Utility Facilities (including all Common Utility
                 Facilities in the Common Areas) shall be kept in good order and repair.

          (ix)   All directional signs and pavement signs in the Common Areas shall be kept distinct and legible.

          (x)    All lighting and light poles in the Common Areas shall be kept in good order and repair (including repainting), and all tubes, ballasts, and bulbs shall be replaced as necessary.

          (xi)   All Common Area stairways, paths and entrances, if any, shall be (a) swept and washed at intervals sufficient to maintain the same in a clean and safe condition, (b) inspected at regular intervals, and (c) promptly repaired upon the occurrence of any irregularities or worn portions thereof.

The plan pursuant to which the Authority shall perform the above obligations
(e.g. commencement, frequency) shall be adopted by the Shared Facilities
Business Board from the plan proposed by the Management Business Board (as defined in the Management Agreement) for the Gaming Facility.

          B. All Improvements on and to the Common Areas shall be repaired or replaced by the Manager with materials, apparatus, and facilities of quality at least equal to the quality of the materials, apparatus, and facilities repaired or replaced.

          C. The parties hereto agree that the maintenance and repair of all other portions of the Property not covered by this Article 6 shall remain the sole cost and responsibility of, with respect to the Casino Property only, the
Authority, and with respect to the Track Property only, MRMI or their designees;

PROVIDED HOWEVER, MRMI and the Authority shall maintain and keep the Track
Property and Casino Property, respectively, in a good and safe state of repair and in a clean and orderly condition in accordance with commercially prudent business standards.

     Section 6.2 LIGHTING. During any period when the Gaming Enterprise is open for business and for commercially reasonable periods of time when the Gaming
Enterprise is closed, if any, MRMI shall keep or cause to be kept the Parking
Areas on the Track Facility well lighted during the period from dusk until dawn, with a minimum maintained intensity of not less than one (1) foot candle measured at ground level.

     Section 6.3 MAINTENANCE OF GAMING FACILITY. The Authority shall (or shall cause the same to be performed) (a) keep and maintain the interior and exterior of the Gaming Facility in a good and safe state of repair and in a clean and orderly condition, and (b) during any hours when (i) the Track Facility shall be open for business or when Occupants occupying seventy-five percent (75%) or more of the floor area of any building located on the Track Property are open for business and (ii) the Gaming Enterprise is open for business, and for a reasonable period of time before and after such hours, provide adequate light, heat, ventilation and air conditioning to the Gaming Facility in accordance with commercially prudent standards.

     Section 6.4 MAINTENANCE OF TRACK FACILITY. MRMI shall keep and maintain the interior and exterior of the Track Facility in a good and safe state of repair and in a clean and orderly condition, subject to the other provision of this
Agreement. During any hours when the Track Facility shall be open for business, and for a reasonable period of time before and after such hours, MRMI shall provide adequate light, heat, ventilation and air conditioning to the Track
Facility in accordance with commercially prudent standards.

     Section 6.5 USE/MAINTENANCE EASEMENT AREA E (PEDESTRIAN SKY BRIDGE). The
parties hereto have agreed that Easement Area E shown on the Site Plan constitutes part of the Common Areas and, accordingly, the Manager shall be responsible to keep and maintain the Improvements located in Easement Area E including, without limitation, the connection to, the building materials surrounding the opening and the structural support features of, that portion of the Track Facility shown on Easement Area E as shown on the Site Plan.
Notwithstanding such obligation however, and otherwise supplementing the provisions of PARAGRAPH 6.1 (C) hereof, each party hereto shall have the exclusive right to use the portion of Easement Area E allocated to it, respectively, for retail and other attendant purposes (as shown on the Site
Plan, which will be based upon a fraction expressed as a percentage, (x) the numerator of which will be the length thereof that begins at a party's property line and ends at such party's building line, and (y) the denominator of which will be the total length of the pedestrian skybridge, e.g. to the extent the pedestrian skybridge spans and otherwise encroaches upon a party's Lot, such party will have the exclusive use of a portion of the bridge for retail purposes designated as such). The exclusive areas will be maintained at the sole cost and responsibility of the party enjoying and otherwise using such area for retail purposes. The area within the pedestrian bridge (size) which may be utilized for retail purposes shall be determined by the Shared Facilities Business Board.

                                       10

     Section 6.6 SECURITY. The Authority shall provide security for the Common
Areas pursuant to a plan to be adopted by the Shared Facilities Business Board from the plan proposed by the Manager. Each of the parties hereto shall provide for security services based on commercially reasonable standards for their respective facilities. Each of the parties hereto shall cooperate with the other to assure that reasonably adequate and coordinated security is provided for the
Property and the uses thereon, including traffic control and night patrols.

     Section 6.7 EMPLOYMENT OF CONTRACTORS OR PERSONNEL. The Authority or the
Manager may engage outside contractors or hire personnel, in adequate numbers, and during business hours and such other hours as are prudent for the safe and orderly operation of the Common Areas and on commercially reasonable and prudent terms in order to carry out its obligations under this Article 6. The parties hereto shall share in the expenses of the Authority or the Manager under this
SECTION 6.7 in the manner and to the extent provided in SECTION 6.9 of this
Agreement.

     Section 6.8  PARKING. The parties hereto agree that no charge shall be collected from and/or time limit imposed upon any Occupant or Permitee for parking unless the parties hereto have otherwise mutually agreed in writing. The parties hereto also agree that they may jointly promulgate mutually acceptable rules and regulations with respect to the use of the Common Areas.

     Section 6.9 ALLOCATION OF COSTS. During the term of this Agreement, the
Authority agrees that it shall pay for ninety percent (90%) of all costs and expenses incurred by or on behalf of the Authority in carrying out its obligations under this Article 6 (the "SHARED COSTS"). During the term of this
Agreement, but only during those periods when the Track Facility is open to the public for business, MRMI agrees that it shall pay for ten percent (10%) of all
Shared Costs; provided however, if either party desires to recalculate its percentage of Shared Costs because such party believes that the then current allocation percentage is no longer equitable based on each party's then current use, the parties hereto shall in good faith negotiate to mutually agree on a new percentage and if the parties hereto shall fail to reach an agreement on such percentage, then either party shall have the right to submit such dispute to arbitration in accordance with the terms of ARTICLE 12 hereof. Notwithstanding the above, with respect to Easement Area E shown on the Site Plan, the parties hereto shall share the maintenance costs and expenses (as opposed to the repair costs and expenses which will be the Authority's obligation as provided above)
as provided in SECTION 6.5.

     Section 6.10 RIGHTS OF AUTHORITY TO COMMON AREAS. During the term hereof, the rights and benefits accruing to each owner of a Lot under the Declaration of
Covenants shall inure to the benefit of the Authority and any Permittee. (In no event shall this Agreement restrict the rights of the Authority under the
Declaration of Covenants.)

                                       11

ARTICLE 7   JOINT MARKETING AND ADVERTISING.

     Section 7.1 JOINT MARKETING. In addition to the rights, obligations and powers of the Shared Facilities Business Board set forth in ARTICLE 5 hereof, the Shared Facilities Business Board shall be responsible for establishing and maintaining a joint marketing and advertising program (the "MARKETING PROGRAM")
that will maximize the joint promotion of the Gaming Facility and the Track
Facility which program may include, without limitation, special events, shows, displays, institutional advertising, promotional literature, special promotional programs including, players clubs, VIP services, monthly newsletters, tour packages and other direct and media marketing programs and the engagement of outside consultants or companies to assist in carrying out the foregoing. The
Shared Facilities Business Board shall have exclusive responsibility for determining the content, format and length of all joint promotion print and electronic media advertising and the location and size of all signage in the
Common Areas. The Marketing Program adopted by the Shared Facilities Business
Board shall be in conformance with the marketing plan approved by the Management
Business Board. Notwithstanding the above, nothing contained herein shall or shall be deemed to restrict either party from establishing and maintaining its own separate advertising and marketing program with respect to the activities conducted on its Lot.

     Section 7.2 PROMOTION FUND. During the term of this Agreement, the
Authority and MRMI may contribute in accordance with the percentages set forth in SECTION 6.9 hereof, funds (the "PROMOTION FUND") to be utilized to pay for all costs and expenses associated with the formulation of and carrying out the
Marketing Program administered by the Shared Facilities Business Board, but neither party shall have any obligation to make such contributions. Upon the reasonable request of either party hereto, the Shared Facilities Business Board shall provide an accounting of all expenditures made out of the Promotion Fund for the preceding calendar year in which such request is made.

ARTICLE 8   CONDEMNATION.

     Section 8.1 NOTICE OF CONDEMNATION. If any party hereto (the "CONDEMNEE")
shall receive notice from a condemning authority (the "CONDEMNOR") of the proposed Condemnation of any of the Condemnee's property, such party shall promptly inform the other party by written notice of such fact, together with copies of all papers served in connection with such Condemnation, and when known, the portion or portions of its property so to be condemned and the date upon which it is anticipated that the Condemnee will be required to surrender possession thereof to the Condemnor.

     Section 8.2 CONDEMNATION OF CASINO PROPERTY. Subject to the terms of the
Senior Secured Note Indenture (as defined in the Development Agreement), if any portion of the Casino Property shall be Condemned, the Authority shall promptly restore, replace or rebuild the same to the extent economically feasible to be of at least equal value and of substantially the same character as prior to such
Condemnation.

                                       12

     Section 8.3 CONDEMNATION OF TRACK PROPERTY. If all or any portion of the
Track Property shall be Condemned and in the good faith judgment of MRMI reasonably exercised in accordance with commercially prudent business standards it shall not be economically feasible to restore or replace the same to a complete architectural unit capable of being operated as previously used prior to such Condemnation, then MRMI shall have the right and option to exclude such portion of the Track Property from the operation and effect of this Agreement by specifying in a written notice delivered to the Authority at least forty-five
(45) days prior to the date that it must surrender such condemned property to the Condemnor that it has elected to so exclude such property from this
Agreement, provided that any future use of such property shall be for any lawful purpose such as hotel, entertainment, retail, restaurant and other similar uses other than Gaming as conducted on the Casino Property and industrial uses, provided that MRMI may conduct or operate any lottery games permitted under state law (e.g. Quick Draw, Pick 6, video-lottery terminals, etc.) provided the same is incidental to the use of the Track Facility as a racing venue and such uses are housed and operated within the existing improvements.

     Section 8.4 RESTORATION OR REPLACEMENT OBLIGATION OF MRMI. If as a result of a Condemnation, MRMI either (a) is not entitled to exclude its property from the operation and effect of this Agreement, or (b) being so entitled does not elect to do so or fails to do so in accordance with the terms and provisions of
SECTION 8.3 hereof, regardless of whether any award or payment is collected or made in connection with such Condemnation, MRMI shall promptly proceed to restore, repair, replace or rebuild such Condemned property to the extent economically feasible to be of at least equal value and of substantially the same character as prior to such Condemnation.

     Section 8.5 CONDEMNATION AWARD. Subject to the terms of this Agreement and any Financing Agreements (as defined in the Development Agreement), the entire award or payment (the "AWARD") made for any Condemnation of any land, building(s) or other improvements shall belong to the party upon whose Lot such land, building(s) or other improvements were located. Notwithstanding anything to the contrary contained in the preceding sentence, with respect to any Award made in connection with a Condemnation of all or any portion of the Casino
Property, such Award shall be deposited with a bank, trust company or other similar entity to be held and disbursed in a manner similar to the procedures set forth in the Disbursement and Escrow Agreement (as defined in the Senior
Secured Note Indenture) and any balance remaining thereafter shall be paid to the Authority. The Occupant of each Lot shall have the right at its own cost and expense to make any compromises and settlements in connection with any
Condemnation of any property on its respective Lots provided that, any party hereto may participate and join in any such Condemnation proceedings but only to the extent necessary to maintain its own claim. Notwithstanding anything to the contrary contained in the preceding sentence, subject to the approval of the
Shared Facilities Business Board, the Manager shall have the right to negotiate and make any compromises and settlements in connection with any Condemnation of any Easement Areas and the costs of making any such settlements shall be paid by
MRMI and the Authority in accordance with the respective percentages set forth in SECTION 6.9 hereof.

                                       13

     Section 8.6 CONDEMNATION DISPUTES. Any disputes under this ARTICLE 8 between MRMI and the Authority shall be determined by arbitration in accordance with the provisions of ARTICLE 12 hereof.

ARTICLE 9   INSURANCE.

     Section 9.1 CASUALTY INSURANCE. Subject to the terms of the Financing
Agreements, each party hereto shall keep at its own cost and expense, the buildings and other structures on its respective Lot (including those within
Common Areas) insured against loss or damage by fire and other perils commonly covered under an extended coverage endorsement in an amount equal to the full replacement cost of such buildings and other structures, such insurance to be written on a full replacement cost basis. The costs of such insurance reasonably allocated to the Common Areas shall be allocated in accordance with the terms of
SECTION 6.9 hereof.

     Section 9.2 LIABILITY INSURANCE. The Authority shall, or shall cause the
Manager to, at all times during the term of this Agreement, maintain, or cause to be maintained, in full force and effect, comprehensive general liability insurance covering the Casino Property and the Common Areas, including coverage for any accident resulting in personal injury to or death of any person and consequential damages arising therefrom, in an amount not less than Fifty
Million Dollars ($50,000,000) per occurrence and One Hundred Million Dollars
($100,000,000) in the aggregate. All costs of any general liability insurance for the Common Areas shall be allocated in accordance with the terms of SECTION
6.9 hereof. MRMI shall, at all times during the term of this Agreement, maintain or cause to be maintained, in full force and effect, comprehensive general liability insurance covering the Track Property in coverage and amounts equal to those maintained by owners of comparable racetrack properties in the exercise of its good faith judgment based on commercially prudent standards.

     Section 9.3 INSURANCE CARRIERS: FORM OF INSURANCE POLICIES. On or before the effective date of any insurance policy required to be maintained pursuant to this ARTICLE 9, the parties hereto shall furnish evidence to the other party that such insurance coverage is in full force and effect and that the premiums therefor have been paid. Subject to the terms of the Senior Secured Note
Indenture, all insurance policies required to be maintained pursuant to this
ARTICLE 9 shall (a) name the other party hereto as applicable, as named insured thereunder, (b) provide that such insurance policy may not be canceled, reduced or amended without at least thirty (30) days prior written notice being given by the insurer to all the parties hereto, (c) contain severability of interests endorsements, (d) be issued by responsible insurance companies licensed to do business in the State of New York with a claims paying ability rating of A or higher and a financial size category of not less than X as listed in the current
Best's Insurance Reports or if such carrier is not rated by A.M. Best & Company,
Inc., having the financial stability and size deemed appropriate as certified by a reputable insurance broker and (e) include a provision which prohibits any insurance carrier from invoking the Authority's sovereign immunity as a defense to any action within the limits of such policy. Any insurance policies required

                                       14

to be maintained pursuant to this ARTICLE 9 may also be made payable to the holder of any first mortgage which is a lien upon all or any portion of the property of any insured under a standard mortgagee clause, provided such mortgagee is a bank, trust company, insurance company, or a pension fund or retirement fund having a bank or trust company as trustee, and agrees that it will, in the event of loss, apply the proceeds toward the costs of restoration in accordance with the terms of this Agreement. All insurance policies required to be maintained under this ARTICLE 9 which affect any Common Areas shall contain a provision which prohibits any cancellation, amendment or modification thereto without the prior written consent of MRMI, which consent (except with respect to cancellation) shall not be unreasonably withheld. Each party hereto shall, upon request, deliver to the other party certificates of insurance and other evidence of renewal of all policies required to be maintained under this
ARTICLE 9.

Section 9.4  RESPONSIBLE FOR RESPECTIVE LOTS. Each of the parties hereto covenants to defend, and does hereby, indemnify and hold harmless each other from and against all claims and all costs, expenses and liabilities (including reasonable attorneys' fees) incurred in connection with all claims, including any action or proceedings brought thereon, arising from or as a result of the death of, or any accident, injury, loss or damage whatsoever caused to any natural Person, or to the property of any Person, as shall occur on its respective Lot, except for claims caused by the active negligence or willful act or willful omission of such indemnified Person, or its Permitees.

     Section 9.5 WAIVER OF SUBROGATION. Each of the parties hereto shall, to the extent such insurance endorsement is available, obtain for the benefit of the other, a waiver of any right of subrogation which the fire and extended coverage insurer or any other insurance carrier may acquire against the other by virtue of the payment of any loss covered by such insurance. The foregoing waiver shall be operative only so long as the same shall not preclude the other party from obtaining insurance, and shall have no effect to the extent that it diminishes, reduces, or impairs the liability of any insurer or the scope of any coverage under any policy required to be maintained pursuant to this ARTICLE 9.

     Section 9.6 BLANKET POLICY. Any party hereto may carry any insurance required to be maintained under this ARTICLE 9 under a "blanket policy" covering other properties of such party and/or Person, provided that the other party shall be furnished evidence reasonably satisfactory to it that the protection afforded under such blanket insurance policy is not less than that which would have been obtained under separate policies and that such coverage is consistent with prudent commercial business practices.

ARTICLE 10   CASUALTY.

     Section 10.1. NOTICE AND RESTORATION OBLIGATIONS.

          A. If all or any portion of the Casino Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "INSURED
CASUALTY"), the Authority shall give prompt notice thereof to MRMI. Following

                                       15

the occurrence of an Insured Casualty, the Authority shall, provided that insurance proceeds are available, at its own cost and expense, promptly proceed to restore, repair, replace or rebuild (if commercially practical) the same to be of at least equal value and of substantially the same character as prior to such damage or destruction.

          B. If all or any portion of the Track Property shall be damaged or destroyed in whole or in part, by fire or other casualty, MRMI shall give prompt notice thereof to the Authority. Following the occurrence of any such casualty,
MRMI shall, provided that insurance proceeds are available, at its own cost and expense, promptly proceed to restore, repair, replace or rebuild (if possible)
the same to be of at least equal value and of substantially the same character as prior to such damage or destruction provided that in the good faith judgment of MRMI such restoration, repair, replacement or rebuilding is economically practicable or otherwise such repair and restoration shall be performed to render the same a complete architectural unit. Notwithstanding anything to the contrary in the preceding sentence, MRMI shall not be required to restore, repair, replace or rebuild any property damaged by fire or other casualty if the failure to make such restoration, repair, replacement or rebuilding will not have a materially adverse economic effect on the operation of the Gaming
Enterprise in which event the provisions of Article 4 shall control.

     Section 10.2 INSURANCE PROCEEDS. Any insurance proceeds or other settlements in lieu thereof ("INSURANCE PROCEEDS") made with respect to the damage or destruction of any land, building(s) or other improvements shall belong to the party upon whose Lot such land, building(s) or other improvements were located, subject to the provisions of any Financing Agreement.
Notwithstanding anything to the contrary contained in the preceding sentence, with respect to any Insurance Proceeds paid in connection with a casualty of all or any portion of the Casino Property, such Award shall be deposited with a bank, trust company or other similar entity to be held and disbursed in a manner similar to the procedures set forth in the Disbursement and Escrow Agreement and any balance remaining thereafter shall be paid to the Authority. The Occupant of each Lot shall have the right at its own cost and expense to make any compromises and settlements in connection with any casualties or losses of any property on its respective Lots (subject to the provisions of any Financing
Agreement), provided that, any party hereto may participate and join in any such settlement proceedings but only to the extent necessary to maintain its own claim. Notwithstanding anything to the contrary contained in the preceding sentence, subject to the approval of the Shared Facilities Business Board, the
Manager shall have the right to negotiate and make any compromises and settlements in connection with any casualties or losses of property located on any Easement Areas and the costs of making any such settlements shall be paid by
MRMI and the Authority in accordance with the respective percentages set forth in SECTION 6.9 hereof.

     Section 10.3 RAZING OF DAMAGED PROPERTY. To the extent that a party is not required to, and does not elect to, restore, replace or repair all or any portion of a building or other improvement which has been damaged or destroyed by any casualty or taken by Condemnation, such party shall raze the portions thereof which are not to be restored, replaced, repaired or rebuilt, clear away all debris and leave said area in a clean, orderly and sightly condition;

                                       16

provided, however, that nothing contained herein shall prevent said party from subsequently constructing a building on said area subject to the terms of this
Agreement.

ARTICLE 11   TRADE AND SERVICE MARKS.

     Section 11.1 THE AUTHORITY'S TRADE AND SERVICE MARKS.

          A. MRMI agrees to recognize the exclusive right of ownership of the
Authority to all the Authority's service marks, trademarks, copyrights, trade names, designs, logos, company name, fictitious business name, trade styles and/or other sources and/or business identifiers and applications pertaining thereto, including, without limitation, the use of all marks including the names
"Mohawk" or "St. Regis", now or hereafter held or applied for in connection therewith; these marks shall include all marks which are unique to and developed for the Gaming Facility (collectively, the "AUTHORITY'S MARKS"). MRMI hereby disclaims any right or interest therein, regardless of any legal protection afforded thereto. MRMI acknowledges that all of the Authority's Marks might not be used in connection with the Gaming Enterprise, and the Authority shall have sole discretion to determine which of the Authority's Marks shall be so used.
MRMI shall not use the Authority's name, or any variation thereof, directly or indirectly, in connection with (a) a private placement or public sale of securities or other comparable means of financing or (b) press releases and other public communications, without the prior written approval of the
Authority.

          B. In the event the Authority and/or MRMI is (are) the subject of any litigation or action brought by any party seeking to restrain the use, for or with respect to the Gaming Enterprise, by the Authority and/or MRMI of any of
the Authority's Marks used by MRMI for or in connection with the Gaming
Enterprise, any such litigation or action shall be defended entirely at the expense of Authority, notwithstanding that Authority may not be named as a party thereto. In the event MRMI desires to bring suit against any user of any of the
Authority's Marks, seeking to restrain such user from using any of the
Authority's Marks, then such suit shall be brought only with the consent of
Authority and at the expense of the Gaming Enterprise, notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any suit whether brought by the Authority and/or MRMI or instituted against the Authority and/or MRMI shall be under the absolute control of the Authority, notwithstanding that the Authority may not be a party to such suit. MRMI, at its sole cost, shall have the right to engage its own legal counsel and MRMI's own counsel shall have the right to non-controlling participation in any such litigation. MRMI shall have the right at any time during the course of such litigation to withdraw from participation therein.

     Section 11.2  MRMI'S TRADE AND SERVICE MARKS.

          A. The Authority agrees to recognize the exclusive right of ownership of MRMI to all MRMI's service marks, trademarks, copyrights, trade names,

                                       17

designs, logos, company name, fictitious business name, trade styles and/or other sources and/or business identifiers and applications pertaining thereto, including, without limitation, the use of the marks "Monticello Race Track" now or hereafter held or applied for in connection therewith (collectively, the
"MRMI'S MARKS"), provided that MRMI shall claim no ownership of any marks including the names "Mohawk" or "St. Regis." The Authority hereby disclaims any right or interest in MRMI's Marks, regardless of any legal protection afforded thereto. The Authority acknowledges that all of MRMI's Marks might not be used in connection with the Track Property, and MRMI shall have sole discretion to determine which of MRMI's Marks shall be so used. The Authority agrees that MRMI or its representative may, at any reasonable time after a termination of this
Agreement, enter the Gaming Facility for the sole purpose of removing all signs, furnishings, printed material, emblems, slogans or other distinguishing characteristics which are now or hereafter may be connected or identified with
MRMI's or which carry any MRMI's Mark. Such removal shall be accomplished in a manner that leaves the premises in a condition suitable for appropriate commercial use. The Authority shall not use MRMI's name, or any variation thereof, directly or indirectly, in connection with (a) a private placement or public sale of securities or other comparable means of financing or (b) press releases and other public communications, without the prior written approval of
MRMI.

          B. In the event the Authority and/or MRMI is (are) the subject of any litigation or action brought by a party seeking to restrain the use, for or with respect to the Gaming Enterprise, by the Authority and/or MRMI of any of MRMI's
Marks used by MRMI for or in connection with the Track Property, any such litigation or action shall be defended entirely at the expense of MRMI, notwithstanding that MRMI may not be named as a party thereto. In the event the
Authority desires to bring suit against any user of any MRMI's Mark, seeking to restrain such user from using any MRMI's Mark, then such suit shall be brought only with the consent of MRMI and at the expense of the Authority, notwithstanding that such user may be a prior or subsequent user. In all cases the conduct of any suit whether brought by the Authority and/or MRMI or instituted against the Authority and/or MRMI shall be under the absolute control of MRMI, notwithstanding that MRMI may not be a party to such suit. The
Authority, at its sole cost, shall have the right to engage its own legal counsel and the Authority's own counsel shall have the right to non-controlling participation in any such litigation. The Authority shall have the right at any time during the course of such litigation to withdraw from participation therein.

     Section 11.3 CONFIDENTIALITY; EXCLUSIVITY. Subject to the terms of this
Agreement and any disclosure requirements of applicable law, including, federal securities laws, the Authority and MRMI covenant to keep confidential and exclusive the trademarks and other proprietary information that it may possess during the term hereof of the other party hereto.

                                       18

ARTICLE 12   DEFAULT, TERMINATION, DISPUTES AND ARBITRATION.

     Section 12.1  DEFAULT.

          A. MRMI may terminate this Agreement for any material breach or the failure to perform any material duty or obligation by the Authority within sixty
(60) days after the Authority's receipt of any notice from MRMI of Authority's material breach and default PROVIDED THAT, if the Authority has commenced to cure such default within such sixty (60) day period and such default is not reasonably susceptible of cure within such sixty (60) day period then the
Authority shall have an additional reasonable period of time to cure such default so long as the Authority is diligently and continuously pursuing such cure.

          B. The Authority may terminate this Agreement for any material breach or the failure to perform any material duty or obligation by MRMI within sixty
(60) days after MRMI's receipt of any notice from the Authority of MRMI's material breach and default PROVIDED THAT, if MRMI has commenced to cure such default within such sixty (60) day period and such default is not reasonably susceptible of cure within such sixty (60) day period then MRMI shall have an additional reasonable period of time to cure such default so long as MRMI is diligently and continuously pursuing such cure.

     Section 12.2 MUTUAL TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time during the term hereof by mutual consent between the Authority and MRMI, which consent may be granted or withheld in either party's sole discretion.

     Section 12.3  WAIVER OF SOVEREIGN IMMUNITY; DISPUTES; ARBITRATION.

          A. Subject to the terms of this ARTICLE 12, the Authority expressly waives sovereign immunity for the purpose of permitting or compelling arbitration as provided in subparagraph (b) below, and to be sued in any federal or state court of competent jurisdiction by MRMI for the purpose of compelling arbitration or enforcing any arbitration award or judgment arising out of this
Agreement or the termination or purported termination thereof or any rules, actions or decisions of the Authority which have a materially adverse effect on the rights of MRMI hereunder. Without in any way limiting the generality of the foregoing, the Authority expressly authorizes any governmental authorities who have the right and duty under applicable law to take any action authorized or ordered by any court, to take such action, including, without limitation, entering the Casino Property and repossessing any furniture and equipment subject to a security interest or otherwise giving effect to any such judgment entered. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Authority other than the limited assets of the
Authority specified herein.

          B. All disputes, controversies or claims arising out of or relating to this Agreement, shall be settled by binding arbitration in accordance with the
Expedited Procedures provisions (Rules 53 through 57 in the current edition) of

                                       19

the commercial arbitration rules of the American Arbitration Association.
Arbitration shall occur before a single arbitrator, or any greater number of arbitrators if mutually agreed to by the Authority and MRMI (the "ARBITRATOR").
The Arbitrator(s) shall possess relevant expertise and shall be selected jointly by MRMI and the Authority. If the owners of each Lot are unable to agree on the selection of the Arbitrator(s), the Arbitrator(s) shall be selected by the
American Arbitration Association. The Arbitrator(s) shall render a decision promptly after the submission of the dispute and shall apply the standards of a reasonable, prudent businessperson. The Arbitrator(s) shall have no authority to award punitive damages. Unless the owners of each Lot mutually agree otherwise, binding arbitration shall be the sole remedy as to all disputes arising out of this Agreement, except for disputes requiring injunctive or declaratory relief.
The Arbitrator(s) may not require the Authority to take or modify any governmental legislative decision or governmental legislative action, and may not prohibit the Authority from taking any governmental legislative decision or governmental legislative action, provided however, that in the event the
Authority engages in a governmental legislative decision or action that causes a breach of this Agreement and results in damage to Developer, the Arbitrator(s)
may award Developer damages.

          C. In determining any matter, the Arbitrator(s) shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply New York law and applicable federal and tribal law. All arbitration hearings shall be held at a place designated by the Arbitrator(s) in
New York County, New York. The parties hereto covenant to maintain strict confidentiality with respect to any arbitration, subject to any requirements of any applicable law, including, federal securities law.

          D. The Authority's waiver of immunity from suit granted under this
Article 12 shall be specifically limited to the following actions and judicial remedies:

          (i)  The enforcement of an award of money damages by arbitration;
               PROVIDED THAT, the Arbitrator(s) and/or the court shall have no authority or jurisdiction to order execution against any assets or revenues of the Authority except (A) undistributed or future
               Net Revenues (as defined in the Management Agreement) of the
               Gaming Enterprise; or (B) if it has been specifically found by the Arbitrator(s) that, by the exercise of regulatory authority pursuant to the Tribal Gaming Ordinance or otherwise, or any rules, actions, or decisions of the Authority pursuant thereto or by other action, the Authority has knowingly and purposely prejudiced MRMI's rights under this Agreement or any other agreements executed in connection herewith, such award may be enforced against the future Net Revenues of any other gaming operations conducted by the Authority or any other entity of the
               Authority on the Casino Property. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Authority other than the limited assets of the Authority specified herein.

                                       20

          (ii) The enforcement of a determination by the Arbitrator(s) that the
               Authority's consent or approval has been unreasonably withheld contrary to the terms of this Agreement.

          (iii) The enforcement of a determination by the Arbitrator(s) that (A)
               prohibits the Authority from taking any action that would
               adversely impair or affect any rights of MRMI under this
               Agreement, or (B) requires the Authority to specifically perform any of its obligations under this Agreement, provided that the
               Arbitrator(s) and/or the court may not require the the Authority to take or modify any governmental legislative decision or governmental legislative action, and may not prohibit the
               Authority from taking any governmental legislative decision or governmental legislative action, and provided further that the
               Arbitrator(s) and/or the court may not enjoin the Authority with regard to any Licensing Disputes (as defined in the Management
               Agreement).

          (iv) An action to compel arbitration as required pursuant to this
               ARTICLE 12.

     Section 12.4  INDEMNITY.

          A. MRMI shall indemnify and save the Authority harmless from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of
MRMI in the performance of its duties under this Agreement. Except for the
Authority's theft, fraud, willful misconduct or gross negligence, MRMI shall indemnify, defend and hold harmless the Authority from any loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements, relating to the Track Property that results from the Authority's performance of its obligations under this Agreement.

          B. The Authority shall indemnify and save MRMI harmless from and against all loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements that may be occasioned by any acts constituting theft, fraud, willful misconduct or gross negligence on the part of the Authority in the performance of its duties under this Agreement. Except for
MRMI's theft, fraud, willful misconduct or gross negligence, the Authority shall indemnify, defend and hold harmless MRMI from any loss, cost, liability and expense, including, but not limited to, reasonable counsel fees and disbursements, relating to the Gaming Enterprise or Gaming Facility that results from MRMI's performance of its obligations under this Agreement.

          C. The indemnifications and terms set forth in this SECTION 12.4 shall survive the expiration or earlier termination of this Agreement. In addition, such indemnifications and terms are in addition to and not in substitution for the indemnification provisions set forth in the Declaration of Covenants.

                                       21

     Section 12.5 NO PERSONAL LIABILITY. Neither the Tribe nor any officer, officeholder, employee, agent, representative or member of the Tribe or the
Authority shall have any personal liability for the obligations of the Authority under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Further, no member, officer, office-holder, employee, agent, representative, manager or member of MRMI shall have any personal liability for the obligations of MRMI under this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

ARTICLE 13  MECHANIC'S LIENS.

Neither MRMI nor the Authority shall permit any mechanic's, materialman's or similar lien to stand against any portion of the other's property for any labor performed or material furnished in connection with any work performed or caused to be performed pursuant to this Agreement. Any party which is responsible for the filing of such lien may bond and contest the validity or amount of any such lien but upon final determination as to the validity and amount thereof such party shall promptly discharge said lien.

ARTICLE 14   INTENTIONALLY DELETED.

ARTICLE 15   MISCELLANEOUS PROVISIONS.

     Section 15.1 GOVERNMENT SAVINGS CLAUSE. Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be reasonably required by the United States Department of the Interior, Bureau of
Indian Affairs, the office of the Field Solicitor, the National Indian Gaming
Commission, or any other applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Authority or MRMI under this Agreement or any other agreement or document related hereto.

     Section 15.2 THIRD PARTY BENEFICIARY. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto.

     Section 15.3 AUTHORIZATION. The Authority and MRMI hereby represent and warrant to each other that each has the full power and authority to execute this
Agreement and to be bound by and perform the terms hereof. Each party shall furnish evidence of such authority to the other upon the reasonable request thereof.

                                       22

     Section 15.4 RELATIONSHIP. MRMI and the Authority shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

     Section 15.5 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given to the applicable party (a) on the date of hand delivery with signed receipt,
(b) on the business day immediately following transmittal to Federal Express or other nationally recognized overnight commercial courier with signed receipt or
(c) five (5) days after deposit in the United States mail, postage prepaid; in any case addressed to the address of the applicable party set forth below, or such other address as such party may hereafter specify by notice to the other in accordance with the notice procedures described in this paragraph. The parties also designate the following persons as agents for receipt of service of process:

         If to the Authority:       Chairman
                                    St. Regis Mohawk Gaming Authority
                                    c/o St. Regis Mohawk Reservation
                                    Community Building
                                    Route 37, Box 8A
                                    Hogansburg, New York  13655

         with a copy to:            Hobbs, Straus, Dean & Walker, LLP
                                    2120 L Street, N.W., Suite 700
                                    Washington, D.C.  20037
                                    Attention:  Michael Roy, Esq.

         If to MRMI:                Monticello Raceway Management, Inc.
                                    Monticello Raceway, Route 17B
                                    P.O. Box 5013
                                    Monticello, New York 12701-5193
                                    Attention:  Chief Financial Officer

         with a copy to:            Latham & Watkins LLP
                                    885 Third Avenue
                                    New York, New York 10022
                                    Attention:  James I. Hisiger, Esq.

     Section 15.6 NO WAIVER. No consent or waiver express or implied, by either party to any breach or default by the other party in the performance of any of the obligations or conditions of this Agreement or any related agreement shall be construed to be a consent to or waiver of any other breach or default by such party. Failure on the part of a party to complain of any act or failure to act by the other party, or failure to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver of the rights of such party.

                                       23

     Section 15.7 SUCCESSORS AND ASSIGNS. The benefits and obligations of this
Agreement shall inure to and be binding upon the parties hereto and their respective permitted successors and assigns. Subject to the terms of this
SECTION 15.7, the Authority's prior written consent shall not be required for
MRMI to assign all or any of its rights, interests or obligations hereunder to a third party acquiring an interest, estate or other right in or to the Property or any portion thereof. All proposed assignees shall agree to be bound by the terms and conditions of this Agreement including, without limitation, SECTION
12.4 hereof. In addition, the assignment of a controlling interest in MRMI may be made without the prior written consent of the Authority. Notwithstanding anything to the contrary contained in this Agreement, the acquisition of MRMI or any member of MRMI by a third party shall not constitute an assignment of this
Agreement by MRMI and this Agreement shall remain in full force and effect between the Authority and MRMI. Subject to the terms of this paragraph, the
Authority shall, without the prior written consent of MRMI, have the right to assign this Agreement and the assets of the Gaming Enterprise to an instrumentality of the Authority or Tribe or to a corporation or other business entity wholly owned by the Authority or Tribe organized to conduct the business of the Gaming Enterprise for the Tribe provided that such assignee assumes all of the Authority's obligations herein. Any assignment by the Authority or Tribe shall not adversely prejudice the rights of MRMI under this Agreement. No assignment authorized hereunder shall be effective until all Legal Requirements
(as defined in the Development Agreement) are met.

     Section 15.8 ARTICLE AND SECTION HEADINGS. Article and Section headings, where used herein, are inserted for convenience only and are not intended to be a part of this Agreement or in any way to define, limit or describe the scope and intent of the particular sections or paragraphs to which they refer.

     Section 15.9 CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

     Section 15.10 TERMINATION AND AMENDMENT. This Agreement may be canceled, changed, modified, or amended in whole or in part only by written and recorded instrument executed by each of the record owners of the Lots.

     Section 15.11 EXCUSABLE DELAYS. Whenever performance is required of any party hereto, that party shall use all due diligence to perform and take all necessary measures in good faith to perform; provided, however, that if completion of performance shall be delayed at any time by reason of acts of God, war, civil commotion, terrorist acts, riots, strikes, picketing, or other labor disputes, or damage to work in progress by reason of fire or other casualty or causes beyond the reasonable control of such party then the time for performance as herein specified shall be appropriately extended by the amount of the delay actually so caused; provided, however, that the maximum length of any such extension shall in no event exceed twelve (12) months for any one cause. Failure by any party hereto to perform any obligation under this Agreement shall not be deemed to be a cause beyond the control of such party.

                                       24

Section 15.12 SEVERABILITY. Invalidation of any of the provisions contained in this Agreement, or of the application thereof to any person, by judgment or court order shall in no way affect any of the other provisions hereof or the application thereof to any other person and the same shall remain in full force and effect.

Section 15.13 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 15.14 EFFECTIVE DATE. This Agreement shall become effective, of full force and effect and the parties hereto shall be bound hereby, on the Effective
Date (as such term is defined in the Management Agreement).

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

ST. REGIS MOHAWK                          MONTICELLO RACEWAY MANAGEMENT, INC.
GAMING AUTHORITY

                                          By: /s/ David P. Hanlon
                                              ----------------------------------
By: /s/ Barbara A. Lazore                     Name: David P. Hanlon
    ------------------------------            Authorized Signatory
    Barbara A. Lazore, Member
    Management Board

By: /s/ James W. Ransom
    ------------------------------
    James W. Ransom, Member
    Management Board

By: /s/ Lorraine White
    ------------------------------
    Lorraine White, Member
    Management Board

                                       25

                                    EXHIBIT A

                                 TRACK PROPERTY

                                    EXHIBIT B

                                 CASINO PROPERTY

                                    EXHIBIT C

                                    SITE PLAN